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                                                                    EXHIBIT 4(b)

                             CERTIFICATE OF TRUST
                                      OF
                               COMPASS TRUST I


        THIS Certificate of Trust of Compass Trust I (the "Trust"), dated December 30, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
                                                                            ---
C (S) 3801, et seq.).
-           -- ----

        1.      Name. The name of the business trust being formed hereby is
                ----
Compass Trust I.

        2.      Delaware Trustee. The name and business address of the trustee
                ----------------
of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn: Corporate Trust Administration.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                                        WILMINGTON TRUST COMPANY,
                                        as Trustee

                                        By: /s/ Debra Eberly
                                            --------------------------
                                        Name:  DEBRA EBERLY
                                        Title: ASST. ACCOUNT ADMINISTRATOR